UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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ABVIVA, INC.

(Name of Registrant as Specified In Its Charter)

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ABVIVA, INC.

NOTICE OF CONSENT IN LIEU OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS:

Notice is hereby given to you as shareholders of record of Abviva, Inc. as of September 9, 2008 that a Written Consent in Lieu of an Annual Meeting of Shareholders has been executed on September 9, 2008 effective as of the earliest date permitted after the delivery of an Information Statement on Schedule 14C pursuant to the Securities Exchange Act of 1934, as amended and in compliance with Exchange Act Rule 14c-2(b). As explained in the enclosed Information Statement, holders of a majority of the Company's voting stock including shares of common stock and shares of Series C Convertible Preferred Stock have executed the written consent (1) electing Barrett Evans and Jeffrey Conrad to serve as the sole directors Company, and (2) ratifying the reappointment of Jaspers & Hall, P.C. as the Company's independent auditors for fiscal year 2008.

The Shareholders believe it would not be in the best interest of the Company and for the Company to incur the costs of holding an annual meeting or of soliciting proxies or consents from additional shareholders in connection with these actions.

Shareholders of record of the Company's Common Stock at the close of business on September 9, 2008 have received this Notice of Consent in Lieu of Annual Meeting of Shareholders.

BY WRITTEN CONSENT OF OUR SHAREHOLDERS

/s/ Barrett Evans

Barrett Evans

On behalf of of Abviva, Inc.

September 24, 2008

INFORMATION STATEMENT

OF

ABVIVA, INC.

10940 Wilshire Blvd.

Suite 600

Los Angeles, CA 90024

We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

The Shareholders of Abviva, Inc., a Nevada corporation (the "Company"), furnish this Information Statement to the holders of record of the Company's Common Stock, par value $0.0001 per share (the "Common Stock "). This Information Statement is being mailed on or about November 1, 2008 to all of the Company's shareholders of record at the close of business on September 9, 2008 (the "Record Date") if deemed required. As of the Record Date, there were 164,103,871 shares of entitled to vote on the matters set forth herein which includes shares of common stock and shares of Series C Convertible Preferred Stock.

Barrett Evans and Jeffrey Conrad met with James Passin of Firebird Capital Management in New York in June of 2008 where they discussed the fact that the company had failed to make any progress with its current management.  Mr. Passin expressed his dissatisfaction with the current state of the company and that he would support a change in management and the board of directors.  However, Mr. Passin was not involved in any other discussions or decisions with regards to who would the new board members would be and in the reelection of Jeffrey Conrad and Barrett Evans. The decision to elect the two sole directors was made by eFund because eFund was unable to identify qualified candidates to serve on the board of directors prior to the action taken by written consent of the shareholders.  Both Barrett Evans and Jeffrey Conrad discussed trying to find members of the of the board of directors and Mr. Evans contacted two individuals who he thought were qualified to sit on the Company’s board of directors; however, both individuals declined the offer.  Mr. Evans and Mr. Conrad discussed reelecting themselves to the board of directors to maintain continuity in the board of directors and provide leadership for the company going forward.   There were no other parties involved in deciding who would be the new of the board of directors.  The company remains committed to trying to find qualified candidates to serve on the board of directors and will fill any vacancies on the board of directors it deems appropriate with qualified candidates that will assist the company in accomplishing its strategic initiatives.  Barrett Evans made contact via telephone with several of the major shareholders, including the principal of Firebird Global Master Fund II, James Passin, Dr. Ian Woods, Antony Dyajowski, LJ Pasemko. Jeanne Ohrnberger, Carlo Corzine, Greg McCartney of Aspen Holdings, James Arthurs, Ginger Kelly and Chris Clark on September 4, 2008 stating that he would send a shareholder consent in lieu of an annual meeting of the shareholders in order to re-elect Barrett Evans and Jeffrey Conrad as the two sole board members and to ratify the appointment of Jaspers and Hall, P.C. as the company’s independent auditors for the 2008 fiscal year.  All other shareholder consents were delivered to Mr. Evans without prior contact or solicitation.

Each share of Common Stock is entitled to one vote per share. Holders of 52.01% of the outstanding Common Stock have executed a written consent in lieu of Annual Meeting (the "Written Consent"), with an effective date of September 9, 2006 effecting the following actions: consent (1) electing Barrett Evans and Jeffrey Conrad to serve as the sole directors Company, and (2) ratifying the reappointment of Jaspers & Hall, P.C. as the Company's independent auditors for fiscal year 2008. No other action has been authorized by the Written Consent. This Information Statement is being provided pursuant to the requirements of Rule 14c-2 promulgated under Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to inform holders of the Company's Common Stock who are entitled to vote on, authorize or consent the matters authorized by the Written Consent. This Information Statement also constitutes notice of the actions to be approved pursuant to the Written Consent for purposes of Section 78.320 of the Nevada Revised Statutes.

Because holders of approximately 52.01% of the Company's outstanding voting stock including common stock and shares of Series C Convertible Preferred Stock have executed the Written Consent, no vote or consent of any other shareholder is being, or will be, solicited in connection with the authorization of the matters set forth in the Written Consent. Under Nevada law, the votes represented by the holders signing the Written Consent are sufficient in number to elect directors and authorize the other matters set forth in the Written Consent, without the vote or consent of any other shareholder of the Company. Nevada statutes provide that any action that is required to be taken, or that may be taken, at any annual or special meeting of shareholders of a Nevada corporation may be taken, without a meeting, without prior notice and without a vote, if a written consent, setting forth the action taken, is signed by the holders of outstanding capital stock having not less than the minimum number of votes necessary to authorize such action.

Based on the foregoing, our shareholders acted by written consent and no annual meeting of shareholders of the Company will be held in 2008. The shareholders believe it would not be in the best interests of the Company and its shareholders to incur the costs of holding an annual meeting or of soliciting proxies or consents from additional shareholders in connection with these actions.

This Information Statement is expected to be mailed to shareholders on or about November 1, 2008 if it is deemed required to be sent out. We will bear all expenses incurred in connection with the distribution of this Information Statement and Annual Report. We will reimburse brokers or other nominees for reasonable expenses they incur in forwarding this material to beneficial owners.

COPIES OF THE ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED WITHOUT CHARGE UPON REQUEST TO JEFFREY CONRAD, CORPORATE SECRETARY, 110 PINE AVE., SUITE 1060, LONG BEACH, CA 90802.

SHAREHOLDERS WRITTEN CONSENT

IN LIEU OF ANNUAL MEETING

ABVIVA, INC.

INFORMATION ON CONSENTING SHAREHOLDERS

Pursuant to Abviva, Inc.’s (“Abviva”) Bylaws and the Nevada Revised Statutes, a vote by the holders of at least a majority of Abviva’s outstanding capital stock is required to effect the action described herein.  As of the record date, Abviva had 164,103,871 shares entitled to vote on the matters set forth herein of which 82,051,936 shares are required to pass any shareholder resolutions. The consenting shareholders, who consist of 28 current shareholders of Abviva, are collectively the record and beneficial owners of 85,352,678 shares of Abviva’s common stock, including shareholders of Series C Convertible Stock outstanding as of September 9, 2008, which represents 52.01% of the issued and outstanding shares of Abviva’s common stock on a fully diluted basis. Pursuant to 78.320 of the Nevada Revised Statutes, the consenting shareholders voted in favor of the actions described herein in a written consent, dated September 9, 2008, attached hereto as Exhibit A. There are no cumulative voting rights.  No consideration was paid for the consent. The consenting shareholders’ names, affiliations with Abviva, and their beneficial holdings are as follows:

Name	Affiliation	Shares Beneficially Held	Percentage
FIREBIRD GLOBAL MASTER FUND II	10% Shareholder	34,969,288.00	21.31%
EFUND CAPITAL MANAGEMENT LLC	Director and 10% Shareholder	17,465,655.00	10.64%
EFUND CAPITAL MANAGEMENT LLC Series C	Director and 10% Shareholder	13,128,082.00	8.00%
Aspen Holdings	Shareholder	2,088,281.00	1.27%
DR IB WOODS	Shareholder	1,661,426.00	1.01%
JAMES S ARTHURS	Shareholder	2,145,952.00	1.31%
ANTONY DYAKOWSKI	Shareholder	431,662.00	0.26%
JEANNE OHRNBERGER	Shareholder	423,733.00	0.26%
Patrick Cleary	Shareholder	50,000.00	0.03%
Natalie Kamlah/Fezzik Enterprises	Shareholder	109,000.00	0.07%
LJ Pasemko	Shareholder	2,977,146.00	1.81%
T J LOUIS MCKINNEY	Shareholder	857,756.00	0.52%
NO 134 CORPORATE VENTURES LTD	Shareholder	922,528.00	0.56%
Resland Development Corp	Shareholder	200,000.00	0.12%
Carlo Corzine	Shareholder	469,375.00	0.29%
Ken Ipson	Shareholder	290,000.00	0.18%
Dean Aronson	Shareholder	9,676.00	0.01%
Howard Aronson	Shareholder	63,791.00	0.04%
Jay Kopf	Shareholder	339,728.00	0.21%
Nathan Litrell	Shareholder	15,000.00	0.01%
Daphne Wiechert	Shareholder	6,000.00	0.00%
Stuart Cohen	Shareholder	150,000.00	0.09%
Doris Cote/Taylor Wood Management	Shareholder	41,667.00	0.03%
Jeff Conrad Series C	Director, Secretary and 10% Shareholder	1,641,010.00	1.00%
Ginger Kelley Series C	Shareholder	2,774,356.00	1.69%
Chris Clark Series C	Shareholder	2,121,566.00	1.29%

Total		85,352,678.00	52.01%

SHAREHOLDERS WRITTEN CONSENT

IN LIEU OF ANNUAL MEETING

ABVIVA, INC.

NOTICE TO SHAREHOLDERS OF ACTION APPROVED BY CONSENTING SHAREHOLDERS

The following actions were taken by Written Consent of the consenting shareholders as set forth in Exhibit A:

PROPOSAL ONE

ELECTION OF DIRECTORS

Under Nevada law, the Written Consent is sufficient to elect all nominees to our Board without the vote or consent of any other shareholders of the Company.

INFORMATION REGARDING DIRECTORS

Name	Age	Position
Barrett Evans	36	Chairman of the Board and Director

Jeffrey Conrad	35	Director and Secretary

Mr. Barrett Evans, has been a director of ours since June of 2007.  Mr. Evans is eFund Capital Management’s managing partner.  He began his career with Cruttenden Roth, a California regional emerging growth focused investment bank.  He has significant relationships with institutional investors in private equity and debt offerings and has engaged in all facets of investment banking from private debt and equity financing to Initial Public Offerings, retail brokerage and institutional trading, Mezzanine financing and bridge capital.  Mr. Evans is a graduate of the University of California, Santa Barbara.

Mr. Jeffrey Conrad, has been a director of ours since June of 2007 and currently serves as the Secretary of the Company.  Mr. Conrad is a securities attorney and partner in eFund Capital Management, LLC.  He has accumulated successful experience in all facets of investment banking including portfolio management, mergers and acquisitions, financial analysis, and legal analysis.  He was formerly a contract attorney Gibson, Dunn and Crutcher and legal clerk for Universal Music.  Mr. Conrad is a graduate of the University of California, Los Angeles and received his Juris Doctorate degree from Loyola Law School.

 There is no family relationship between any of our officers or directors or our proposed director. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

LIMITATION OF LIABILITY OF DIRECTORS

So far as permitted by law the Company will indemnify our directors and officers against expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or to have engaged in willful misconduct.  As a result of such provisions, shareholders may be unable to recover damages against the directors and officers of the Company for actions taken by them which constitute negligence or a violation of their fiduciary duties.  This may reduce the likelihood of  shareholders instituting derivative litigation against  directors  and  officers and may discourage  or  deter  shareholders from suing directors, officers, employees and agents of the Company for breaches of their duty of care, even though such action, if successful, might otherwise benefit the  Company and its shareholders.

ELECTION OF DIRECTORS AND OFFICERS

Each director holds office until our annual meeting of shareholders and until his/her successor is duly elected and qualified.  Officers are elected by the Board of Directors and hold office at the discretion of the Board of Directors.

No Executive Officer or Director of the Corporation has been the subject of any Order, Judgment, or Decree of any Court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No Executive Officer or Director of the Corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

MEETINGS OF THE BOARD OF DIRECTORS

None of our directors attended less than 90% of the meetings.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934, as amended, generally requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities (10% owners) to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.  Directors and executive officers and 10% owners are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.  During preparation of this filing, we discovered that the reports required by Section 16(a) were not filed in connection with the securities issuances to one of our directors, Victor Voebel during fiscal 2007.

CODE OF ETHICS

A code of ethics relates to written standards that are reasonably designed to deter wrongdoing and to promote:

•

Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•

Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the Commission and in other public communications made by an issuer;

•

Compliance with applicable governmental laws, rules and regulations;

•

The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

•

Accountability for adherence to the code.

We adopted a corporate code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions in that our officers and directors serve in all the above capacities.  We will provide an electronic or paper copy of the code of ethics free of charge, upon request made to the Company.  If any substantive amendments are made to the written code of ethics, or if any waiver (including any implicit waiver) is granted from any provision of the code to our Chief Executive Officer, Chief Financial Officer or Corporate Controller, we will disclose the nature of such amendment or waiver in a report on Form 8-K.

EXECUTIVE COMPENSATION

The following table sets forth for fiscal 2007 the compensation, in compliance with the reporting requirements of the SEC, for our Chief Executive Officer and Principal Executive Officer during fiscal 2007.   No other executives received compensation greater than $100,000 for the fiscal year 2007.

Summary Compensation Table
Name and Principal Position	Year	Salary	Stock Awards (1)	Option Awards (1)	All Other Compensation	Total
Douglas C. Lane, CEO and/or Principal Executive Officer, Director	2007	$221,700 (2)	$394,940 (2) (3)	$0	$0	$616,640

1.

The amounts shown in these columns reflect the expense recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123R.

2.

Mr. Lane received compensation pursuant to the Experigen Management Consulting agreement, which was signed in November 2005 and continued through April 2006. Pursuant to this agreement, Experigen received $30,000. A non-employee agreement was signed with Experigen Management in April 2006 of which Mr. Lane was entitled to receive cash compensation of $136,000 for the remainder of 2006. As of December 31, 2006, Experigen had received $96,000 pursuant to this agreement. In addition to the cash compensation, Experigen was entitled to receive 1,229,092 shares of our common stock and warrants to purchase up to 3,072,732 shares of our common stock at an exercise price of $0.10 per share. In the event of a change-of-control and the Experigen agreement is terminated, Mr. Lane will be entitled to keep 100% of the stock and warrants authorized in the agreement. Effective October 3, 2007 the Company signed a non-employee CEO engagement agreement with Experigen Management Company, whereby Douglas C. Lane agreed to perform the duties and responsibilities of Chief Executive Officer of the company for a period of 24 months. For the services rendered by Mr. Lane under this Agreement, the Company shall pay to Management Company $22,900 (USD Twenty-Two Thousand Nine Hundred Dollars) per month to be disbursed no less frequent than once per month, on the beginning of each month of Non-employee Interim CEO service. In addition, Company shall grant Management Company in Company Convertible Preferred C Stock equal to 10% of Company common stock on as converted fully diluted basis, as follows:  (1)Fifty (50) shares of Series C Convertible Preferred Stock on execution of this agreement, however, if this Agreement is terminated for any reason other than termination without cause by the Company, change in control of the Company or death during the first twelve (12) months the Management Company shall return to the Company the shares of Series C Convertible Preferred Stock on a pro rata basis for every month not completed by the Management Company; (2) Ten (10) shares of Series C Convertible Preferred Stock at the end of every fiscal quarter commencing on the one (1) year anniversary of this Agreement.  If Management Company is still engaged at the end of the 24 month term as contemplated by this Agreement it shall receive the remaining 10 shares of Series C convertible Preferred Stock; (3)  If there is a change in control of the Company as defined by Section 7 (B) of this Agreement, the Management Company shall be entitled to receive the entire stock grant as contemplated by this section immediately upon a change in control; and (4)  If this Agreement is terminated for any reason, the Series C Convertible Preferred Stock issued to Management Company shall automatically convert to common stock pursuant to the terms of the Series C Certificate of Designation on the date of termination.

3.

Mr. Lane received 209,602 shares valued at $50,500 as compensation for his services as a member of the board of directors.

COMPENSATION PHILOSOPHY

The board of director’s is responsible for discharging responsibilities relating to the compensation of our non-management directors and executive officers. The board reviews and approves the compensation of the named executive officers to ensure that they are compensated in a manner consistent with our compensation philosophy, policies, and objectives. The primary objectives of our compensation program are to:

•

Provide fair, competitive compensation to the Named Executive Officers and other employees;

•

Attract the talent necessary to achieve the Company’s business objectives;

•

Retain the Named Executive Officers and other employees by instilling a long-term commitment to the Company and its stockholders; and

•

Develop a sense of Company ownership and align the interests of the Named Executive Officers and other employees with stockholder interests.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT

We entered into 3 year employment agreements with our former executives and directors, Messrs. E. G. McCartney, Chief Executive Officer; Larry Pasemko, Executive Vice-President; and T.J. Louis McKinney, Chief Financial Officer on January 1, 2005. These agreements contained confidentiality clauses and provided for early termination for change in control or relocation of the Company’s principal offices. As a result of the Company’s reorganization and relocation, Mr. McKinney, Mr. Pasemko, and Mr. McCartney all resigned during the second quarter of 2006. Pursuant to the agreements, if the Company terminates the agreement(s) without cause upon or in connection with relocation of the Company’s principal offices, the following terms would be enacted:

(a)

in consideration of the amounts paid and/or payable pursuant to Termination Without Cause, the individual agrees to be available to the Company to perform consulting services at appropriate fees (to be determined) when called upon, from time to time during the Severance Period, including travel to locations as determined by the Company, up to a maximum of seventy-five (75) hours per calendar month.

(b)

in addition to the amounts paid and/or payable under Termination Without Cause clause, the individual shall be entitled to reimbursement for expenses incurred in furtherance of consulting services performed by the Consultant pursuant to Subsection (a) above, including all expenses relating to required or requested travel (including travel costs, accommodation and meals).

(c)

the Company shall reimburse the individual for expenditures approved by the Company in his performance of duties on behalf of the Company.

As a result of these terminations, we entered into “Termination and Convertible Promissory Notes” with three former officers, whereby we agreed to pay severance in the total amount of $24,000 per month for a period of 12 months. Pursuant to these notes, we agreed to accrue interest at a rate of 6% per annum and the notes matured as of April 1, 2007. Each note is convertible into shares of our common stock.

Effective October 3, 2007 the Company signed a non-employee CEO engagement agreement with Experigen Management Company, whereby Douglas C. Lane agreed to perform the duties and responsibilities of Chief Executive Officer of the company for a period of 24 months. For the services rendered by Mr. Lane under this Agreement, the Company shall pay to Management Company $22,900 (USD Twenty-Two Thousand Nine Hundred Dollars) per month to be disbursed no less frequent than once per month, on the beginning of each month of Non-employee Interim CEO service. In addition, Company shall grant Management Company in Company Convertible Preferred C Stock equal to 10% of Company common stock on as converted fully diluted basis, as follows:  (1)Fifty (50) shares of Series C Convertible Preferred Stock on execution of this agreement, however, if this Agreement is terminated for any reason other than termination without cause by the Company, change in control of the Company or death during the first twelve (12) months the Management Company shall return to the Company the shares of Series C Convertible Preferred Stock on a pro rata basis for every month not completed by the Management Company; (2) Ten (10) shares of Series C Convertible Preferred Stock at the end of every fiscal quarter commencing on the one (1) year anniversary of this Agreement.  If Management Company is still engaged at the end of the 24 month term as contemplated by this Agreement it shall receive the remaining 10 shares of Series C convertible Preferred Stock; (3)  If there is a change in control of the Company as defined by

Section 7 (B) of this Agreement, the Management Company shall be entitled to receive the entire stock grant as contemplated by this section immediately upon a change in control; and (4)  If this Agreement is terminated for any reason, the Series C Convertible Preferred Stock issued to Management Company shall automatically convert to common stock pursuant to the terms of the Series C Certificate of Designation on the date of termination.

EQUITY AWARDS

Name	# of Securities Underlying Unexercised Options Exercisable	# of Securities Underlying Unexercised Options Un-exercisable	Equity Incentive Plan Awards: # of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
Douglas C. Lane Principal Executive Officer	319,420 319,420 1,536,366 1,536,366			$0.10 $0.20 $0.10 $0.20	11/04/10 11/04/10 04/03/11 04/03/11

STOCK OPTIONS PLANS

In 1998, we adopted a stock option plan, “Year 1998 Stock Option Plan”, which authorized 650,000 shares of common stock be available for granting of options. On September 28, 1999, we increased the authorized to 930,000 shares.

During fiscal year 2000, we adopted a stock option plan, “Year 2000 Stock Option Plan”, which authorized 500,000 stock options to further our interests, our subsidiaries and our stockholders by providing incentives in the form of stock options to key employees, consultants, directors, and other who materially contribute to our success and profitability. We also adopted a new stock option plan in fiscal year 2001, “Year 2001 Stock Option Plan” that authorizes the issuance of 2,000,000 stock options to officers, directors, employees and consultants to acquire shares of our common stock.

The Board of Directors determines the terms of the options granted, including the number of options granted, the exercise price and the vesting schedule. The exercise price for the stock options shall not be less than the fair market value of the underlying stock at the date of grant, and have terms no longer than ten (10) years from the date of grant.

On April 7, 2003, we re-priced all stock options issued to officers, directors and employees to be exercisable at the then fair value of our common stock of $0.48 per share. We are required to account for the re-pricing of stock options using variable accounting from the date of modification. Any increase in the intrinsic value of the re-priced options will decrease reported earnings, and any subsequent decrease in intrinsic value will increase reported earnings, except that the intrinsic value can never be less than zero. There is a potential for a variable non-cash charge in each reporting period until all of our re-priced stock options are exercised, forfeited or expire.

On July 7, 2006, the Board of Directors approved the “2006 Consultant Stock Plan”, in which common stock may be granted to employees, officers, directors, consultants, and other service providers. Pursuant to this plan we reserved 3,000,000 shares that could be issued under this plan and filed a Registration Statement on Form S-8 on July 21, 2006 registering these shares. As of December 31, 2006, we had 456,938 shares available for issuance under this plan.

On July 31, 2007, the Board of Directors approved the “2007 Consultant Stock Plan”, in which common stock may be granted to employees, officers, directors, consultants, and other service providers. Pursuant to this plan we reserved 3,000,000 shares that could be issued under this plan and filed a Registration Statement on Form S-8 on February 15, 2008 registering these shares. As of December 31, 2007, we had 3,000,000 shares available for issuance under this plan.

DIRECTOR COMPENSATION

Director Compensation
Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation	Total
Douglas C. Lane	$18,000	$29,500 (1)	$0	$0	$29,500
Jonathan Atzen	$22,500	$0	$0	$0	$22,500
Dr. Ian B. Woods	$4,500	$15,000 (1)	$0	$0	$19,500
Antony Dyakowski	$7,500	$18,000 (1)	$0	$0	$25,500
Jeffrey Conrad	$9,100	$0	$0	$0	$9,100
Barrett Evans	$9,100	$0	$0	$0	$9,100
Victor Voebel	$12,300	$0	$0	$0	$12,300
Robert Lutz	$12,300	$0	$0	$)	$12,300
(1)

On March 23, 2007, we authorized the issuance of 209,602 shares (a total of 628,806) of common stock to three of our board of directors as a retainer for the 2006 year and consideration for their services during 2006.

Each member of the Abviva’s Board of Directors are entitled to cash compensation of $1,500 per month or the equivalent of $2,250 per month if paid in stock. As a result of limited cash resources, Abviva opted to compensate most of the directors for their services in shares of our common stock. Therefore, Messrs Lane, Woods and Dyakowski received 109,602 shares for their services during the 2006 year. In addition to the monthly compensation for each director, we issued to Messrs. Lane, Woods and Dyakowski a retainer of 100,000 shares of our common stock for the 2006 year. Messrs. Lane, Atzen, Conrad, Evans, Voebel, and Lutz accrued a total of 59,300 shares of common stock in total for director compensation in 2007 but the shares have not been issued as of April 9, 2007.

RELATED PARTY TRANSACTIONS

On April 3, 2006 we entered into a non-employee Interim Chief Executive Officer Engagement letter with Experigen Management, whereby Douglas C. Lane, the President of Experigen, agreed to perform the services of our Interim Chief Executive Officer for a term of 18 months. Upon certain criteria being fulfilled a full time employee agreement will be entered into between us and Mr. Lane to serve as the CEO. Pursuant to the agreement, we agreed to pay Experigen $17,000 per month for the term of the Interim CEO agreement. Additionally, we agreed to issue Experigen 1,229,092 shares of common stock and warrant to purchase 3,072,732 shares of common stock. A more detailed description of the agreement terms is described above under Executive Compensation.

On July 8, 2006, the Company entered into two unsecured promissory notes totaling $150,000 with our director, Victor Voebel, bearing interest at a rate of 0% per annum with the entire principal balance due upon completion of financing. Per the agreement, the Company issued a total of 300,000 shares of the Company’s par value common stock as a financing fee in the amount of $60,000 in 2006.  As of June 30, 2008 the outstanding balance was $150,000. This note is currently in default.

January 5, 2007, the Company entered into an unsecured convertible promissory note with Firebird Global Master Fund II, Ltd. totaling $500,000, bearing interest at a rate of 18% per annum with the entire principal balance due on July 5, 2007.  The note is convertible into 2,500,000 shares at a conversion price of $0.20 per share.  Per the agreement, the Company agreed to issue a total of 1,250,000 shares of the Company’s par value common stock as a financing fee in the amount of $87,500.  The financing fee is being amortized over the life of the loan, and as of December  31, 2007 finance fee of $87,500 has expensed.  On October 2, 2007 the company issued 19,047,619 shares of its common stock as payment in full and 2,484,018 shares of its common stock as payment for accrued interest of $65,205.   As of June 30, 2008 the balance of this note was $0.

On July 21, 2006 the Company entered into a promissory note with Victor Voebel, our director, for $100,000.  The Company is to issue the holder 2 shares of the Company’s common stock for every dollar invested.

On May 9, 2007, we entered an unsecured convertible debenture totaling $250,000 with an interest rate of 12% with eFund Capital Management, LLC.  The entire principal is due November 7, 2007 and is convertible into shares of our common stock.  Additionally, we agreed to issue a total of 500,000 of common stock in conjunction with this agreement. On March 25, 2007 eFund converted this convertible debenture and received 11,418,657 shares of the Company’s common stock. The conversion price was $0.02625.

On June 11, 2007 the Company entered into a Consulting Agreement with eFund Capital Management, LLC whereby the Company issued 100 shares of its Series C Convertible Preferred Stock which were issued on August 8, 2007 and we agreed to pay a monthly retainer of $7,500.00.  Each share of Series C converts into .01 percent of the outstanding common Stock on the date of conversion.  eFund has the right to convert the stock at anytime at its discretion.

On June 13, 2007 we entered into a legal retainer agreement with Jeffrey Conrad, our director and secretary, whereby we pay him a monthly retainer of $5,000.00 and issued him 10 shares of our Series C Convertible Preferred Stock. Each share of Series C converts into .01 percent of the outstanding common Stock on the date of conversion.  Mr. Conrad has the right to convert the stock at anytime at its discretion.

Effective October 3, 2007 the Company signed a non-employee CEO engagement agreement with Experigen Management Company, whereby Douglas C. Lane agreed to perform the duties and responsibilities of Chief Executive Officer of the company for a period of 24 months. For the services rendered by Mr. Lane under this Agreement, the Company shall pay to Management Company $22,900 (USD Twenty-Two Thousand Nine Hundred Dollars) per month to be disbursed no less frequent than once per month, on the beginning of each month of Non-employee Interim CEO service. In addition, Company shall grant Management Company in Company Convertible Preferred C Stock equal to 10% of Company common stock on as converted fully diluted basis, as follows:  (1)Fifty (50) shares of Series C Convertible Preferred Stock on execution of this agreement, however, if this Agreement is terminated for any reason other than termination without cause by the Company, change in control of the Company or death during the first twelve (12) months the Management Company shall return to the Company the shares of Series C Convertible Preferred Stock on a pro rata basis for every month not completed by the Management Company; (2) Ten (10) shares of Series C Convertible Preferred Stock at the end of every fiscal quarter commencing on the one (1) year anniversary of this Agreement.  If Management Company is still engaged at the end of the 24 month term as contemplated by this Agreement it shall receive the remaining 10 shares of Series C convertible Preferred Stock; (3)  If there is a change in control of the Company as defined by Section 7 (B) of this Agreement, the Management Company shall be entitled to receive the entire stock grant as contemplated by this section immediately upon a change in control; and (4)  If this Agreement is terminated for any reason, the Series C Convertible Preferred Stock issued to Management Company shall automatically convert to common stock pursuant to the terms of the Series C Certificate of Designation on the date of termination.

On November 2, 2007 the Company entered into a Promissory Note with Victor Voebel, a member of our board of directors,  in the amount of $40,00.00.  The unpaid principal amount of this Note shall accrue interest until paid at the annual rate of 18%.  All outstanding principal and interest under this Note shall be due and payable 90 days from the date of the closing on February 1, 2008.  Concurrently with the execution of the note the Company issued the holder 200,000 shares of common stock as an incentive for entering into the Note.  The monies received will be issued for general operating expenses.

On November 15, 2007, the Company entered into an unsecured convertible debenture agreement totaling $250,000, bearing interest at a rate of 12% per annum, compounded daily, with the entire principal balance due on May 15, 2008 with eFund Capital Management, LLC.  The note is convertible into the Company’s common stock at a conversion price of five cents ($.05) per share.  Per the agreement, the Company agreed to issue a total of 10 shares of the Company’s Series C Convertible Preferred stock as a financing fee.  On September 4, 2008 eFund elected to convert this debentured and received 5,546,998 shares of common stock.

On December 4, 2007 the Company entered into a Promissory Note with Robert Lutz, a member of our board of directors, in the amount of $50,000.  The unpaid principal amount of this Note shall accrue interest until paid at the annual rate of 18%.  All outstanding principal and interest under this Note shall be due and payable 90 days from the date of the closing on March 4, 2008.  Concurrently with the execution of the note the Company issued the holder 250,000 shares of common stock as an incentive for entering into the Note.

On January 7, 2008 the Company entered into an unsecured promissory notes totaling $10,000, bearing interest at a rate of 18% per with our Director, Robert Lutz. Per the agreement, the Company issued a total of 62,500 shares of the Company’s par value common stock as a financing fee in the amount of $2,500.  The note is due and payable on April 8, 2008.  As of June 30, 2008 this note had been paid off and has a balance of $0.

On March 25, 2008, the company entered into an unsecured convertible promissory note totaling $32,000, with Robert Lutz, a director of ours, bearing interest at a rate of 18% per annum with the entire principal balance due on June 16, 2008. Per the agreement, the Company agreed to issue a total of 200,000 shares of the Company’s par value common stock as a financing fee.

During the first and second quarters of 2008, the Company received advances of $26,100 from eFund Capital Management, LLC.  The Company and eFund are currently negotiating a financing agreement to cover the monies advanced by eFund; however, the agreement was not finalized as of June 30, 2008.  The Company has accounted for the advances under the same terms as eFund’s debenture with the Company dated November 15, 2008.  As of June 30, 2008 there is outstanding principal due of $23,100 and accrued interest of $1,021.

On April 17, 2008 the Company entered into an unsecured promissory notes totaling $10,000, bearing interest at a rate of 18% per with our director, Victor Voebel. Per the agreement, the Company issued a total of 62,500 shares of the Company’s par value common stock as a financing fee in the amount of $2,500.  The note is due and payable on June 18, 2008.

On May 15, 2008 the Company entered into a convertible promissory note with Firebird Global Master Fund II, Ltd for $300,000 at an interest rate of 18%.  At any time after the date hereof until this Note is no longer outstanding, this Note shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time. The conversion price in effect on any Conversion Date shall be equal to $0.028 subject to adjustment.  On September 8, 2008 Firebird elected to convert this Note and received 11,311,350 shares of Common Stock.

NOMINATING COMMITTEE

We do not have a Nominating Committee or Nominating Committee Charter. Our board of directors performed some of the functions associated with a Nominating Committee.  Generally, nominees for directors are identified and suggested by the members of the board or management using their business networks. The board has not retained any executive search firms or other third parties to identify or evaluate director candidates in the past and does not intend to in the near future.  We have elected not to have a Nominating Committee in that we are a development stage company with limited operations and resources.

COMPENSATION COMMITTEE

We currently do not have a compensation committee of the board of directors. However, the board of directors may establish a compensation committee once the company is no longer in its development stage, which would consist of inside directors and independent members.  Until a formal committee is established, our Board of Directors will review all forms of compensation provided to our executive officers, directors, consultants and employees including stock compensation and loans.

AUDIT COMMITTEE

We currently do not have an audit committee of the board of directors.  During the 2007 fiscal year, our Board of Directors, performed some of the same functions of an Audit Committee, such as: recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditors independence, the financial statements and their audit report; and reviewing management's administration of the system of internal accounting controls.

PROCEDURE FOR NOMINATING DIRECTORS

The board does not have a written policy or charter regarding how director candidates are evaluated or nominated for the board. Additionally, the board has not created particular qualifications or minimum standards that candidates for the board must meet. Instead, the board considers how a candidate could contribute to the company’s business and meet the needs of the company and the board.

The board will consider candidates for director recommended by our shareholders. Candidates recommended by shareholders are evaluated with the same methodology as candidates recommended by management or members of the board. To refer a candidate for director, please send a resume or detailed description of the candidate’s background and experience with a letter describing the candidate’s interest in the company to 110 Pine Ave., Suite 1060, Long Beach, CA 90802 Attention: Barrett Evans. All candidate referrals are reviewed by at least one current board member.

CONTACT WITH THE BOARD OF DIRECTORS

We welcome comments and questions from our shareholders. Shareholders can direct communications to our Chairman of the Board of Directors, Barrett Evans at Abviva, Inc., 110 Pine Ave., Suite 1060, Long Beach, CA 90802. While we appreciate all comments and questions from shareholders, we may not be able to individually respond to all communications.

Barrett Evans collects and evaluates all shareholder communications. If the communication is directed to the board of directors generally or to a specific board member, Mr. Evans will disseminate the communication to the appropriate party at the next scheduled board meeting unless the communication requires a more urgent response. In that case, Mr. Evans will direct the communication to the appropriate party prior to the next scheduled board meeting. If the communication is addressed to an executive officer, Mr. Evans will direct that communication to the executive officer. All communications addressed to our directors and executive officers are reviewed by those parties unless the communication is clearly frivolous.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of September 9, 2008, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. We are unaware of any contract or arrangement, which could result in a change in our control.

The following table assumes, based on our stock records, that there are shares136,206,697 of common stock issued and outstanding as of September 9, 2008 and 164,103,871 shares on a fully diluted basis considering conversion of Series C Convertible Preferred Stock as of September9 , 2008.

The following table sets forth the ownership of our common stock by:

o

Each stockholder known by us to own beneficially more than 5% of our common stock;

o

Each executive officer;

o

Each director or nominee to become a director; and

o

All directors and executive officers as a group.

Name of Beneficial Owner (1)	Number of Shares	Percent of Class(2)
The Lutz Family Trust (1)	12,804,895	7.80%
Victor Voebel, Jr. (2)	6,601,379	4.02%
Douglas Lane, CEO and Chairman (3)	13,927,028	8.48%
eFund Capital Management, LLC (4)	30,593,737	18.64%
Firebird Master Fund II LTD (5)	34,969,288	21.31%
Jeffrey Conrad (6)	1,641,010	1.00%
Beneficial Owners as a Group	100,537,337	61.26%
Directors and Executive Officers as a Group	65,568,049	39.95%

*As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security).

** Figures are rounded to the nearest tenth of a percent.

(1) Robert Lutz is a director of ours and holds his shares in the Lutz Family Trust which he purchased from the Company in a private placement in 1999.   On December 4, 2007 the Company entered into a Promissory Note with Robert Lutz, a member of our board of directors, in the amount of $50,000.00.  The unpaid principal amount of this Note shall accrue interest until paid at the annual rate of 18%.  All outstanding principal and interest under this Note shall be due and payable 90 days from the date of the closing on March 4, 2008.  Concurrently with the execution of the note the Company issued the holder 250,000 shares of common stock as an incentive for entering into the Note.

(2) Victor Voebel is a director of ours and purchased the shares in a private placement in 2005.  Mr. Voebel also purchased shares from a affiliate of the Company.  On November 2, 2007 the Company entered into a Promissory Note with Victor Voebel, a member of our board of directors, in the amount of $40,00.00.  The unpaid principal amount of this Note shall accrue interest until paid at the annual rate of 18%.  All outstanding principal and interest under this Note shall be due and payable 90 days from the date of the closing on February 1, 2008.  Concurrently with the execution of the note the Company issued the holder 200,000 shares of common stock as an incentive for entering into the Note.  The monies received will be issued for general operating expenses.

(3). Effective October 3, 2007 the Company signed a non-employee CEO engagement agreement with Experigen Management Company, whereby Douglas C. Lane agreed to perform the duties and responsibilities of Chief Executive Officer of the company for a period of 24 months. For the services rendered by Mr. Lane under this Agreement, the Company shall pay to Management Company $22,900 (USD Twenty-Two Thousand Nine Hundred Dollars) per month to be disbursed no less frequent than once per month, on the beginning of each month of Non-employee Interim CEO service. In addition, Company shall grant Management Company in Company Convertible Preferred C Stock equal to 10% of Company common stock on as converted fully diluted basis, as follows:  (1)Fifty (50) shares of Series C Convertible Preferred Stock on execution of this agreement, however, if this Agreement is terminated for any reason other than termination without cause by the Company, change in control of the Company or death during the first twelve (12) months the Management Company shall return to the Company the shares of Series C Convertible Preferred Stock on a pro rata basis for every month not completed by the Management Company; (2) Ten (10) shares of Series C Convertible Preferred Stock at the end of every fiscal quarter commencing on the one (1) year anniversary of this Agreement.  If Management Company is still engaged at the end of the 24 month term as contemplated by this Agreement it shall receive the remaining 10 shares of Series C convertible Preferred Stock; (3)  If there is a change in control of the Company as defined by Section 7 (B) of this Agreement, the Management Company shall be entitled to receive the entire stock grant as contemplated by this section immediately upon a change in control; and (4)  If this Agreement is terminated for any reason, the Series C Convertible Preferred Stock issued to Management Company shall automatically convert to common stock pursuant to the terms of the Series C Certificate of Designation on the date of termination.

(4) On June 20, 2007 we entered into a consulting agreement with eFund Capital Management, LLC. eFund Capital Management, LLC is a private equity firm managed by Barrett Evans and Jeffrey Conrad. Pursuant to the agreement we agreed to issue eFund a convertible preferred series of stock, Series C that converts into 10% of our outstanding common stock after conversion. Mr. Evans and Mr. Conrad have voting power over the shares issued to eFund.  Furthermore, eFund Capital Management has a $250,000 Convertible Debenture with the Company which eFund Converted into common stock of the company on March 25, 2007 and received 11,418,657 shares of the Company’s common stock at $0.02625 and eFund received 500,000 shares for entering into the Convertible Debenture Agreement.  eFund also has an additional $250,000 Convertible debenture which if converted on the date hereof  eFund would receive shares of common stock and eFund received 10 shares of Series C Convertible Preferred Stock for entering into the Convertible Debenture Agreement.  On November 15, 2007, the Company entered into an unsecured convertible debenture agreement totaling $250,000, bearing interest at a rate of 12% per annum, compounded daily, with the entire principal balance due on May 15, 2008 with eFund Capital Management, LLC.  The note is convertible into the Company’s common stock at a conversion price of five cents ($.05) per share.  Per the agreement, the Company agreed to issue a total of 10 shares of the Company’s Series C Convertible Preferred stock as a financing fee.  On September 4, 2008 eFund elected to convert this debentured and received 5,546,998 shares of common stock.

(5) Firebird Capital Management, LLC had a $500,000. Convertible Debenture with the Company which it converted into common stock of the company at a conversion price of $0.02625. On May 15, 2008 the Company entered into a convertible promissory note with Firebird Global Master Fund II, Ltd for $300,000 at an interest rate of 18%.  At any time after the date hereof until this Note is no longer outstanding, this Note shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time. The conversion price in effect on any Conversion Date shall be equal to $0.028 subject to adjustment.  On September 8, 2008 Firebird elected to convert this Note and received 11,311,350 shares of Common Stock.

(6) Jeffrey Conrad received 10 shares of the Company’s Convertible Series C Preferred Stock pursuant to his legal retainer with the Company whereby he performs corporate legal services for the Company. Series C, that at the time of conversion converts into 1% of our outstanding common stock on the day of conversion.  Jeffrey Conrad is also a managing partner with eFund Capital Management, LLC.

SHAREHOLDERS WRITTEN CONSENT

IN LIEU OF ANNUAL MEETING

ABVIVA, INC.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Our Board has reappointed Jaspers & Hall, P.C. as our independent auditors to audit our financial statements for the current fiscal year, and shareholders will ratify the appointment of Jaspers & Hall, P.C pursuant to the Written Consent. Jaspers & Hall is the independent auditor for the Company and has reported on our 2007 financial statements. Jaspers & Hall has represented to us that it is independent with respect to the Company within the meaning of the published rules and regulations of the Securities and Exchange Commission. Our independent auditors are appointed by our Board.

AUDIT FEES

Jaspers + Hall, PC were our auditors for the fiscal year ended December 31, 2007 and for the three quarters ended September 30, 2007.

For their review of our Quarterly Reports on Form 10-Q for the fiscal year 2007, Jaspers + Hall, PC billed us $9,000.  We have contracted Jaspers + Hall, PC to complete the 2007 year end audit for $15,000.

AUDIT RELATED FEES

None.

TAX FEES

None.

ALL OTHER FEES

None.

STOCKHOLDER PROPOSALS

 Stockholders must submit proposals in accordance with the procedures set forth in Rule 14a-8 under the Exchange Act, proxies solicited by the Board of Directors for such meeting will confer upon the proxy holders discretionary authority to vote on any matter so presented of which we do not have notice as set forth in Rule 14a-8..

OTHER MATTERS

No other matters will be effected pursuant to the Written Consent.

SHAREHOLDERS WRITTEN CONSENT

IN LIEU OF ANNUAL MEETING

ABVIVA, INC.

EXHIBIT A

WRITTEN CONSENT RESOLUTIONS

OF THE MAJORITY OF STOCKHOLDERS OF

ABVIVA, INC.

A NEVADA CORPORATION

(the “Company”)

TAKEN WITHOUT A MEETING

Dated this 9th day of September, 2008 and

effective as of the 9th day of September 2008

Pursuant to the authority set forth in the Nevada Revised Statutes and the Bylaws of this Company, the undersigned, constituting the record holders on September 9, 2008 holding a majority of voting stock of ABVIVA, INC., a Nevada corporation (the “Company”), do hereby subscribe their consent to take the actions and adopt the resolutions contained in this document without a meeting, effective as of the earliest date permitted after the delivery of an Information Statement on Schedule 14C pursuant to the Securities Exchange Act of 1934, as amended:

ELECTION OF DIRECTORS

BE IT RESOLVED, that the following persons are hereby elected or re-elected as a director of this Company, to serve until the next annual meeting of Shareholders and until his successor is duly elected, or until his death or resignation or removal:

Barrett Evans

Jeffrey Conrad

RATIFICATION OF DASZKALBOLTON LLP AS INDEPENDENT AUDITORS

BE IT RESOLVED, that the appointment by the Company’s Board of Directors of Jaspers & Hall, P.C. as the Company’s independent auditors is hereby ratified;

GENERAL PROVISIONS

AND BE IT FURTHER RESOLVED, that the officers of this Company are hereby authorized to execute and deliver on behalf of this Company such instruments as may be deemed necessary or proper and in general to do whatever is necessary to carry out the purpose and intent of the foregoing resolutions.

The Secretary of the Company is hereby directed to file the original executed copy of this Written Consent with the minutes of the Company, and said action is to have the same force and effect as if an annual meeting of the shareholders had been held. This Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Written Consent.

[SIGNATURE PAGE FOLLOWS]

SHAREHOLDERS WRITTEN CONSENT

IN LIEU OF ANNUAL MEETING

ABVIVA, INC.

IN WITNESS WHEREOF, the undersigned have executed this Written Consent as of the date first above written.

Name	Affiliation	Shares Beneficially Held	Percentage
FIREBIRD GLOBAL MASTER FUND II	10% Shareholder	34,969,288.00	21.31%
EFUND CAPITAL MANAGEMENT LLC	Director and 10% Shareholder	17,465,655.00	10.64%
EFUND CAPITAL MANAGEMENT LLC Series C	Director and 10% Shareholder	13,128,082.00	8.00%
Aspen Holdings	Shareholder	2,088,281.00	1.27%
DR IB WOODS	Shareholder	1,661,426.00	1.01%
JAMES S ARTHURS	Shareholder	2,145,952.00	1.31%
ANTONY DYAKOWSKI	Shareholder	431,662.00	0.26%
JEANNE OHRNBERGER	Shareholder	423,733.00	0.26%
Patrick Cleary	Shareholder	50,000.00	0.03%
Natalie Kamlah/Fezzik Enterprises	Shareholder	109,000.00	0.07%
LJ Pasemko	Shareholder	2,977,146.00	1.81%
T J LOUIS MCKINNEY	Shareholder	857,756.00	0.52%
NO 134 CORPORATE VENTURES LTD	Shareholder	922,528.00	0.56%
Resland Development Corp	Shareholder	200,000.00	0.12%
Carlo Corzine	Shareholder	469,375.00	0.29%
Ken Ipson	Shareholder	290,000.00	0.18%
Dean Aronson	Shareholder	9,676.00	0.01%
Howard Aronson	Shareholder	63,791.00	0.04%
Jay Kopf	Shareholder	339,728.00	0.21%
Nathan Litrell	Shareholder	15,000.00	0.01%
Daphne Wiechert	Shareholder	6,000.00	0.00%
Stuart Cohen	Shareholder	150,000.00	0.09%
Doris Cote/Taylor Wood Management	Shareholder	41,667.00	0.03%
Jeff Conrad Series C	Director, Secretary and 10% Shareholder	1,641,010.00	1.00%
Ginger Kelley Series C	Shareholder	2,774,356.00	1.69%
Chris Clark Series C	Shareholder	2,121,566.00	1.29%

Total		85,352,678.00	52.01%